EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-170597 on Form S-8 and to the use of our reports dated March 7, 2016 relating to the consolidated financial statements of TransGlobe Energy Corporation and the effectiveness of TransGlobe Energy Corporation's internal control over financial reporting, appearing in this Annual Report on Form 40-F of TransGlobe Energy Corporation for the year ended December 31, 2015.

/s/ Deloitte LLP
Calgary, Alberta, Canada	Deloitte LLP
March 16, 2016	Independent Registered Public Accounting Firm